EISNER                                         Richard A. Eisner & Company, LLP
                                               Accountants and Consultants

                                               575 Madison Avenue
                                               New York, NY 10022-7597
                                               Tel 212.355-1700 Fax 212.355.2414
                                               www.eisnerllp.com

January 22, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Re: Global Sources Limited
    File Ref. No. 333-41389

Ladies and Gentlemen:


We have read the statements made by Global Sources Limited in Item 4 of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission. We agree with the statements therein concerning our firm.


Very truly yours,

/s/ Richard A. Eisner & Company, LLP

Richard A. Eisner & Company, LLP